UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2010

Commission File Number 001-31921

Compass Minerals International, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	36-3972986 (I.R.S. Employer Identification Number)

9900 West 109th Street
Suite 600
Overland Park, KS 66210
(913) 344-9200
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 5.07                                  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On May 5, 2010, the Company held its 2010 Annual Meeting of Stockholders.  The matters listed below were submitted to a vote of the stockholders through the solicitation of proxies, and the proposals are described in detail in the Company’s Proxy Statement filed with the SEC on March 30, 2010.  The final results of the stockholder vote are as follows:

Proposal 1 — Election of Directors

The following individuals were elected to serve as Class I directors to hold office until the 2013 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified.

Nominee	For	Withheld	Broker Non-Votes

Angelo C. Brisimitzakis	27,152,319	285,124	2,774,010
Timothy R. Snider	27,153,980	283,463	2,774,010
Paul S. Williams	26,952,523	484,920	2,774,010

Proposal 2 — Ratification of Ernst & Young LLP as the Company’s Independent Auditors for Fiscal 2010

The stockholders ratified the appointment of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the 2010 fiscal year.

For	Against	Abstain

29,958,263	114,762	138,428

Proposal 3 — Re-Approval of the Material Terms of the Performance Criteria and Goals Set Forth in the Company's  Incentive Award Plan Pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended

The stockholders re-approved the material terms of the performance criteria and goals set forth in the Company's Incentive Award Plan pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.

For	Against	Abstain

27,036,582	2,898,826	276,045

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS MINERALS INTERNATIONAL, INC.

Date:	May 6, 2010	/s/ Rodney L. Underdown
Rodney L. Underdown
Vice President and Chief Financial Officer